UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 2, 2026

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.    OTHER EVENTS.

On February 2, 2026, First Merchants Corporation (“First Merchants”) issued a press release announcing the closing of its acquisition of First Savings Financial Group, Inc., an Indiana corporation (“First Savings”), pursuant to the Agreement and Plan of Merger, dated as of September 24, 2025, by and between First Merchants and First Savings (the “Merger Agreement”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in the Articles of Merger filed with the Secretary of State of Indiana, the merger of First Savings with and into First Merchants (the “Merger”) became effective as of 12:01 a.m. (Eastern Time) on February 1, 2026 (the "Effective Time"). As of such Effective Time, each share of outstanding First Savings common stock was converted into the right to receive 0.85 of a share (the "Exchange Ratio") of First Merchants common stock, in a tax-free exchange, plus cash-in-lieu of any fractional share created by the Exchange Ratio.

Immediately prior to the Effective Time, each outstanding First Savings restricted stock award held by certain directors, executive officers and employees of First Savings, whether unvested or vested, was exchanged for shares of First Merchants common stock based on the Exchange Ratio according to their respective award agreement terms.

In addition, on the day immediately preceding the Effective Time, each outstanding option to acquire a share of First Savings common stock was cancelled in exchange for the right to receive a cash payment, which was paid by First Savings, equal to (i) $32.59 per share, which is equal to the Exchange Ratio multiplied by the volume-weighted average price of First Merchants common stock over the ten (10) consecutive trading days ending on January 27, 2026, less (ii) the option exercise price per share, and less (iii) any applicable withholding taxes.

First Merchants expects to issue approximately 6.1 million shares of its common stock, in exchange for all of the issued and outstanding shares of First Savings common stock.

Immediately following the Merger, First Savings Bank, a wholly-owned subsidiary of First Savings, merged with and into First Merchants Bank, a wholly-owned subsidiary of First Merchants, with First Merchants Bank surviving the merger and continuing its corporate existence.

The foregoing description of the mergers does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 2.1
Agreement and Plan of Merger between First Merchants Corporation and First Savings Financial Group, Inc., dated as of September 24, 2025 (Incorporated by reference to registrant's Form 8-K filed on September 25, 2025)

Exhibit 99.1	Press Release, dated February 2, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Michele M. Kawiecki Michele M. Kawiecki Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: February 2, 2026